Exhibit 1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act of any rule or regulation thereunder (including any amendment, restatement, supplement and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing and/or incorporation by reference of this agreement as an exhibit thereto. The agreement shall remain in full force and effect until revoked by either party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date written below.

Dated: May 17, 2018

John C. Goff		Kulik Partners, LP
By: its General Partner, Kulik GP, LLC

By:	/s/ John C. Goff	By:	/s/ John C. Goff
John C. Goff, Member

The John C. Goff 2010 Family Trust		Cuerno Largo Partners, LP By: its General Partner, Cuerno Largo LLC

By:	/s/ John C. Goff	By:	/s/ John C. Goff
	John C. Goff		John C. Goff, Member
Trustee

Kulik GP, LLC		The Goff Family Foundation

By:	/s/ John C. Goff	By:	/s/ John C. Goff
	John C. Goff, Member		John C. Goff
Sole Board Member

Cuerno Largo, LLC		Goff Family Investments, LP By: its General Partner, Goff Capital, Inc.

By:	/s/ John C. Goff	By:	/s/ John C. Goff
	John C. Goff, Member		John C. Goff, President

Goff Capital, Inc.		JCG 2016 Holdings, LP By: its General Partner, JCG 2016 Management, LLC
By:	/s/ John C. Goff	By:	/s/ John C. Goff
	John C. Goff, President		John C. Goff, Member Manager

Goff REN Holdings, LLC By: its Manager, GFS REN GP, LLC		JCG 2016 Management, LLC

By:	/s/ John C. Goff	By:	/s/ John C. Goff
	John C. Goff, Managing Member		John C. Goff, Member

Goff REN Holdings II, LLC By: its Manager, GFS REN GP, LLC		GFS REN GP, LLC

By:	/s/ John C. Goff	By:	/s/ John C. Goff
	John C. Goff, Managing Member		John C. Goff, Managing Member